[DESCRIPTION]     FINANCIAL STATEMENTS FOR QUARTER ENDED 3/31/95

                                         Carolina Power & Light Company
                                   (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)

                                           INTERIM FINANCIAL STATEMENTS
                                      (NOT AUDITED BY INDEPENDENT AUDITORS)
                                                 MARCH 31, 1995

   STATEMENTS  OF  INCOME
                                                                      Three Months Ended       Twelve Months Ended
   (In thousands                                                            March 31                March 31
   except per share amounts)                                            1995        1994        1995         1994
   -----------------------------------------------------------------------------------------------------------------



   Operating Revenues                                               $  728,238   $ 744,461  $2,860,367   $2,932,358
   -----------------------------------------------------------------------------------------------------------------
   Operating Expenses
     Operation - fuel for generation                                   110,796     129,912     452,851      527,659
                 deferred fuel cost (credit), net                       22,475      (2,251)     62,897       26,370
                 purchased power                                        93,659     111,541     396,419      401,931
                 other                                                 127,078     130,804     536,232      513,549
     Maintenance                                                        40,755      46,959     200,529      218,874
     Depreciation and amortization                                      90,275     105,057     382,953      415,422
     Taxes other than on income                                         38,920      35,436     142,025      144,404
     Income tax expense                                                 61,416      57,498     202,453      195,029
     Harris Plant deferred costs, net                                    6,605       6,478      26,456       27,846
   -----------------------------------------------------------------------------------------------------------------
           Total Operating Expenses                                    591,979     621,434   2,402,815    2,471,084
   -----------------------------------------------------------------------------------------------------------------
   Operating Income                                                    136,259     123,027     457,552      461,274
   -----------------------------------------------------------------------------------------------------------------
   Other Income (Expense)
     Allowance for equity funds used during construction                   913       2,263       4,724        9,597
     Income tax credit                                                   3,290       3,583       9,131        4,093
     Harris Plant carrying costs                                         2,219       2,563       9,410       27,111
     Harris Plant disallowance - Power Agency                                -           -           -      (20,645)
     Interest income                                                     2,588       1,294      15,863       29,753
     Other income, net                                                   4,021       6,490      23,124       37,399
   -----------------------------------------------------------------------------------------------------------------
           Total Other Income                                           13,031      16,193      62,252       87,308
   -----------------------------------------------------------------------------------------------------------------
   Income Before Interest Charges                                      149,290     139,220     519,804      548,582
   -----------------------------------------------------------------------------------------------------------------
   Interest Charges
     Long-term debt                                                     46,593      47,376     183,108      198,336
     Other interest charges                                              6,028       4,251      17,896       15,022
     Allowance for borrowed funds used
       during construction                                              (1,364)     (1,231)     (3,576)      (6,098)
   -----------------------------------------------------------------------------------------------------------------
            Net Interest Charges                                        51,257      50,396     197,428      207,260
   -----------------------------------------------------------------------------------------------------------------
   Net Income                                                           98,033      88,824     322,376      341,322
   Preferred Stock Dividend Requirements                                (2,402)     (2,402)     (9,609)      (9,609)
   -----------------------------------------------------------------------------------------------------------------
   Earnings for Common Stock                                        $   95,631   $  86,422  $  312,767   $  331,713
   =================================================================================================================
   Average Common Shares Outstanding (Note 4)                          147,270     150,820     148,738      158,291
   Earnings per Common Share (Note 4)                               $     0.65   $    0.57  $     2.10   $     2.10
   Dividends Declared per Common Share                              $    0.440   $   0.425  $    1.730   $    1.670
   .................................................................................................................
   See Supplemental Data and Notes to Financial Statements.

Carolina Power & Light Company
BALANCE SHEETS                                                       March 31             December 31
(In thousands)                                                 1995            1994           1994
- ------------------------------------------------------------------------------------------------------
                          ASSETS
Electric Utility Plant
  Electric utility plant in service                      $   9,246,650    $  8,881,884  $   9,190,874
  Accumulated depreciation                                  (3,263,768)     (2,974,558)    (3,196,139)
- ------------------------------------------------------------------------------------------------------
         Electric utility plant in service, net              5,982,882       5,907,326      5,994,735
  Held for future use                                           13,195          13,195         13,195
  Construction work in progress                                171,717         260,887        170,390
  Nuclear fuel, net of amortization                            163,159         211,702        171,164
- ------------------------------------------------------------------------------------------------------
         Total Electric Utility Plant, Net                   6,330,953       6,393,110      6,349,484
- ------------------------------------------------------------------------------------------------------
Current Assets
  Cash and cash equivalents                                     39,858          33,444         80,239
  Accounts receivable                                          284,934         292,473        302,218
  Fuel                                                         103,820          69,595         96,136
  Materials and supplies                                       124,826         119,238        122,720
  Prepayments                                                   50,628          46,308         52,988
  Other current assets                                          26,792          16,437         24,129
- ------------------------------------------------------------------------------------------------------
         Total Current Assets                                  630,858         577,495        678,430
- ------------------------------------------------------------------------------------------------------
Deferred Debits and Other Assets
  Income taxes recoverable
   through future rates                                        385,089         382,224        384,375
  Abandonment costs                                             67,177         106,450         71,079
  Harris Plant deferred costs                                  123,438         140,484        127,824
  Unamortized debt expense                                      61,933          63,260         63,302
  Miscellaneous other property and investments                 374,338         276,424        360,611
  Other assets and deferred debits                             184,409         188,821        176,058
- ------------------------------------------------------------------------------------------------------
         Total Deferred Debits and Other Assets              1,196,384       1,157,663      1,183,249
- ------------------------------------------------------------------------------------------------------
            Total Assets                                 $   8,158,195    $  8,128,268  $   8,211,163
======================================================================================================
             CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                    $   2,622,103    $  2,664,101  $   2,586,179
  Preferred stock - redemption not required                    143,801         143,801        143,801
  Long-term debt, net                                        2,591,462       2,514,047      2,530,773
- ------------------------------------------------------------------------------------------------------
         Total Capitalization                                5,357,366       5,321,949      5,260,753
- ------------------------------------------------------------------------------------------------------
Current Liabilities
  Current portion of long-term debt                            150,050         287,630        275,050
  Notes payable (principally commercial paper)                  95,500           6,700         68,100
  Accounts payable                                             127,234         166,025        285,610
  Taxes accrued                                                 84,086          95,132          4,650
  Interest accrued                                              49,638          51,206         54,569
  Dividends declared                                            70,770          70,022         70,658
  Deferred fuel credit (cost)                                   50,819         (12,078)        28,344
  Other current liabilities                                     61,022          69,369         67,161
- ------------------------------------------------------------------------------------------------------
         Total Current Liabilities                             689,119         734,006        854,142
- ------------------------------------------------------------------------------------------------------
Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                          1,627,090       1,574,761      1,628,430
  Accumulated deferred investment tax credits                  249,498         260,704        252,051
  Other liabilities and deferred credits                       235,122         236,848        215,787
- ------------------------------------------------------------------------------------------------------
         Total Deferred Credits and Other Liabilities        2,111,710       2,072,313      2,096,268
- ------------------------------------------------------------------------------------------------------
Commitments and Contingencies (Note 5)

            Total Capitalization and Liabilities         $   8,158,195    $  8,128,268  $   8,211,163
======================================================================================================

SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock (Note 4)                                  $   1,508,098    $  1,624,114  $   1,510,956
  Unearned ESOP common stock                                  (197,011)       (214,908)      (204,947)
  Capital stock issuance expense                                  (790)           (790)          (790)
  Retained earnings                                          1,311,806       1,255,685      1,280,960
- ------------------------------------------------------------------------------------------------------
         Total Common Stock Equity                       $   2,622,103    $  2,664,101  $   2,586,179
======================================================================================================
......................................................................................................
See Supplemental Data and Notes to Financial Statements.
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

Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS
(In thousands)                                                  Three Months Ended      Twelve Months Ended
                                                                    March 31                March 31
                                                                 1995        1994        1995        1994
- --------------------------------------------------------------------------------------------------------------
Operating Activities
  Net income                                                $   98,033  $   88,824  $  322,376  $  341,322
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation and amortization                              115,061     119,467     469,075     466,632
    Harris Plant deferred costs                                  4,386       3,915      17,046         736
    Harris Plant disallowance - Power Agency                         -           -           -      20,645
    Deferred income taxes                                      (11,579)     (8,821)     34,482      52,706
    Investment tax credit adjustments                           (2,553)     (2,884)    (11,207)    (12,797)
    Allowance for equity funds used during construction           (913)     (2,263)     (4,724)     (9,597)
    Deferred fuel cost (credit)                                 22,475      (2,251)     62,897      26,370
    Net (increase) decrease in receivables, inventories
      and prepaid expenses                                     (43,392)    (23,083)    (94,200)      2,952
    Net increase (decrease) in payables and accrued
      expenses                                                 (16,376)      7,157     (70,304)     (4,013)
    Miscellaneous                                               11,919      19,621     (12,636)     11,036
- --------------------------------------------------------------------------------------------------------------
     Net Cash Provided by Operating Activities                 177,061     199,682     712,805     895,992
- --------------------------------------------------------------------------------------------------------------
Investing Activities
  Gross property additions                                     (71,928)    (72,313)   (274,392)   (331,824)
  Nuclear fuel additions                                       (15,868)    (11,216)    (30,501)    (53,287)
  Contributions to external decommissioning trust              (18,504)     (6,328)    (33,801)    (23,539)
  Contributions to retiree benefit trusts                       (2,400)    (18,917)     (2,400)    (22,667)
  Loan transactions with SPSP Trustee, net                           -           -           -      19,769
  Allowance for equity funds used during construction              913       2,263       4,724       9,597
  Miscellaneous                                                   (487)          -      (6,581)          -
- --------------------------------------------------------------------------------------------------------------
     Net Cash Used in Investing Activities                    (108,274)   (106,511)   (342,951)   (401,951)
- --------------------------------------------------------------------------------------------------------------
Financing Activities
  Proceeds from issuance of long-term debt                      59,731     147,986     229,956     434,765
  Net decrease in pollution control bond escrow                      -           -           -       1,800
  Net increase (decrease) in short-term notes
    payable (maturity less than 90 days)                        27,400     (69,300)     88,800       6,700
  Retirement of long-term debt                                (125,045)    (95,623)   (297,802)   (803,148)
  Purchase of Company common stock (Note 4)                     (4,178)          -    (118,895)          -
  Dividends paid on common stock                               (64,656)    (63,986)   (255,876)   (260,833)
  Dividends paid on preferred stock                             (2,420)     (2,411)     (9,623)     (9,483)
- --------------------------------------------------------------------------------------------------------------
     Net Cash Used in Financing Activities                    (109,168)    (83,334)   (363,440)   (630,199)
- --------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Cash Equivalents           (40,381)      9,837       6,414    (136,158)

Cash and Cash Equivalents at Beginning of the Period            80,239      23,607      33,444     169,602
- --------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of the Period              $   39,858  $   33,444  $   39,858  $   33,444
==============================================================================================================
Supplemental Disclosures of Cash Flow Information
  Cash paid during the period - interest                    $   54,694  $   52,247  $  191,201  $  215,151
                                income taxes                     1,611       2,050     180,320     115,861

..............................................................................................................
See Supplemental Data and Notes to Financial Statements.

Carolina Power & Light Company
SUPPLEMENTAL DATA                             Three Months Ended         Twelve Months Ended
                                                   March 31                   March 31
                                               1995        1994          1995          1994
- ----------------------------------------------------------------------------------------------
Operating Revenues (in thousands)
  Residential                              $ 251,355    $ 262,373    $  904,968    $  957,702
  Commercial                                 141,142      143,797       592,918       600,128
  Industrial                                 164,416      166,860       739,217       749,420
  Government and municipal                    18,842       19,516        77,644        79,463
  Wholesale - standard rate schedules         20,400       23,854        81,320       101,108
  Power Agency contract requirements          23,818       35,947       103,133       131,223
  NCEMC contract requirements                 83,707       77,344       273,097       262,661
  Other utilities                             13,541        4,070        43,261        12,567
  Miscellaneous revenue                       11,017       10,700        44,809        38,086
- ----------------------------------------------------------------------------------------------
        Total Operating Revenues           $ 728,238    $ 744,461    $2,860,367    $2,932,358
==============================================================================================
Energy Sales (millions of kWh)
  Residential                                  3,263        3,343        11,068        11,577
  Commercial                                   2,091        2,051         8,730         8,692
  Industrial                                   3,268        3,117        14,181        13,663
  Government and municipal                       301          306         1,257         1,257
  Wholesale - standard rate schedules            462          478         1,966         2,103
  Power Agency contract requirements             476          647         2,418         3,193
  NCEMC contract requirements                  1,384        1,223         5,047         4,795
  Other utilities                                573          117         1,441           340
- ---------------------------------------------------------------------------------------------
        Total Energy Sales                    11,818       11,282        46,108        45,620
==============================================================================================
Energy Supply (millions of kWh)
  Generated - coal                             4,563        6,096        19,468        25,430
              nuclear                          5,847        3,383        20,976        13,937
              hydro                              298          304           877           741
              combustion turbines                 (1)          39            27           116
  Purchased                                    1,510        1,957         6,592         7,430
- ----------------------------------------------------------------------------------------------
        Total Energy Supply
          (Company Share)                     12,217       11,779        47,940        47,654
==============================================================================================
Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense - current             $  77,155    $  70,243    $  189,557    $  161,881
  Income tax expense - deferred              (13,186)      (9,861)       24,101        44,751
  Income tax expense - investment
   tax credit adjustments                     (2,553)      (2,884)      (11,205)      (11,603)
- ----------------------------------------------------------------------------------------------
        Subtotal                              61,416       57,498       202,453       195,029
- ----------------------------------------------------------------------------------------------
 Harris Plant deferred costs -
   investment tax credit adjustments             (74)         (74)         (297)          188
- ----------------------------------------------------------------------------------------------
  Total Included in Operating Expenses        61,342       57,424       202,156       195,217
- ----------------------------------------------------------------------------------------------
 Included in Other Income
  Income tax expense (credit) - current       (4,897)      (4,623)      (19,512)      (10,854)
  Income tax expense (credit) - deferred       1,607        1,040        10,381         7,955
  Income tax expense (credit) -
   investment tax credit adjustments               -            -            -         (1,194)
- ----------------------------------------------------------------------------------------------
        Total Included in Other Income        (3,290)      (3,583)       (9,131)       (4,093)
- ----------------------------------------------------------------------------------------------
            Total Income Tax Expense          58,052       53,841       193,025       191,124
==============================================================================================

FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                         3.36          3.28
Return on average common stock equity                                     11.87 %       12.68 %
Book value per common share                                               17.81         17.65
Capitalization ratios
    Common stock equity                                              $    48.94 %  $    50.06 %
    Preferred stock - redemption not required                              2.69          2.70
    Long-term debt, net                                                   48.37         47.24
- ----------------------------------------------------------------------------------------------
            Total                                                        100.00 %      100.00 %
==============================================================================================

..............................................................................................
See Notes to Financial Statements.
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